Exhibit 10.1

AMENDMENT NO. 1 TO AMENDED AND RESTATED SUBSCRIPTION AGREEMENT
AMENDMENT NO. 1, dated as of the 4th day of August, 2022 (this “Agreement”), by and among Rockley Photonics Holdings Limited, a Cayman Islands exempted company (the “Issuer”), each of the subsidiaries of the Issuer that are parties hereto (the “Guarantors” and collectively with the Issuer, the “Note Parties”), and the undersigned subscribers (the “Subscribers”) acting severally, and not jointly, to that certain Amended and Restated Subscription Agreement (the “Subscription Agreement”), dated as of May 26, 2022, among the Issuer, each of the Guarantors, and the Subscribers.
WHEREAS, each of the Note Parties and each of the Subscribers are parties to that certain Subscription Agreement;
WHEREAS, each of the Note Parties and the Subscribers desire to amend the Subscription Agreement to amend and restate Section 2(g) thereof; and
WHEREAS, this Amendment No. 1 shall constitute an amendment to the Subscription Agreement, which shall remain in full force and effect as amended by this Amendment.
NOW, THEREFORE, in consideration of the mutual agreement to amend the Subscription Agreement, the parties hereto, intending legally to be bound, hereby amend and modify the Subscription Agreement as of the date hereof as follows:
Section 1.Definitions. Unless otherwise specified herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Subscription Agreement, as amended hereby.
Section 2.Representation and Warranty. Each of the Note Parties represents and warrants to the Subscribers that this Amendment No. 1 has been duly authorized, executed and delivered by, and is a valid and binding agreement of, such Note Party.
Section 3.Amendment of the Subscription Agreement. Section 2(g) of the Subscription Agreement is amended and restated as follows:
“(g) Upon and subject to the terms and conditions contained herein, and as more particularly described below, the Issuer and Subscriber hereby acknowledge that Subscribers shall have an option (the “Secondary Closing Option”) exercisable in whole at any time or in part from time to time, to arrange for the purchase of up to an additional $81.5 million aggregate original principal amount of Convertible Notes at the Purchase Price (plus (A) the amount of accrued interest on the Convertible Notes from the most recent interest payment date for the Convertible Notes or if none, from the Closing Date to but excluding the Secondary Closing Date and, (B) if applicable, the amount of any PIK Interest (as such term is defined in the Indenture) that has been added to the original principal amount of the Convertible Notes), and that Subscriber shall have the right to participate in the Secondary Closing Option to the extent of its pro-rata participation in the Convertible Notes pursuant to this Agreement; provided that, if a Subscriber does not participate in the Secondary Closing Option to the full extent of its pro-rata amount prior to the tenth Business Day prior to the Anniversary Date (as defined below), the Issuer shall provide written notice to the other Subscribers and such other Subscribers shall be allocated on a ratable basis Subscriber’s unexercised option. The Secondary Closing Option may be exercised by each Subscriber at any time, in whole or in part by delivering notice to the Issuer not later than 5:00 p.m. (New York City time) on a Business Day no later than the third Business Day nor earlier than the fifth Business Day prior to the Secondary Closing Date (as defined below) (except to the extent such shorter or longer period shall be agreed to by the Issuer), which notice will specify the number of additional Convertible Notes to be purchased by such Subscriber. The date on and at which such additional Convertible Notes may be purchased (each, a “Secondary Closing Date”) shall not be later than July 27, 2023 (the “Anniversary Date”). Subject to the terms of this Agreement, upon a Subscriber furnishing such notice or such Deemed Exercise (as defined below), the Issuer will be committed to issue and sell in accordance with and subject to the provisions of this Agreement, the number of additional Convertible Notes indicated in such notice or in the case of a Deemed Exercise, additional Convertible Notes in the maximum principal amount that may be purchased with the applicable Interest Make-Whole Payment (as defined in the Indenture). In the event that the Secondary Closing Option is exercised in accordance with its terms or in the case of a Deemed Exercise, the closing of the issuance and sale of that number of such Convertible Notes in respect of which Subscriber is exercising the Secondary Closing Option shall take place at 10:00 a.m. New York City time on the applicable Secondary Closing Date or at such other time on the Secondary Closing Date as may be agreed upon in writing by the Issuer and such Subscriber or such other Subscribers (each, a “Secondary Closing Time”). The obligation of the Subscribers to make any payment or delivery contemplated by this Section 2(g) is subject to satisfaction of the conditions set forth in herein, brought down to the Secondary Closing Date. As a condition to the exercise of the option set forth in this Section 2(g), the additional Convertible Notes to be issued on the Secondary Closing Date either (x) must be fungible for U.S. federal income tax purposes with the Convertible Notes issued on the Closing Date or (y) must be issued with a different CUSIP (the “Tax Condition”). Notwithstanding the foregoing, the Subscriber may only exercise its option to purchase additional Convertible Notes in minimum principal amounts of $1,000,000; provided, however, that this minimum exercise amount requirement shall not be applicable to (x) any deemed exercise (each, a “Deemed Exercise”) of the option to purchase additional Convertible Notes with the cash proceeds of any Interest Make-Whole Payment (as defined in the Indenture) due upon conversion of Convertible Notes as contemplated by Section 14.14 of the Indenture, as supplemented by the First Supplemental Indenture thereto, dated as of August 4, 2022, between the Issuer and Wilmington Savings Fund Society, FSB, as trustee and collateral agent, (y) if two or more Subscribers exercise their option for more than $1,000,000 in principal amount of Convertible Notes in the aggregate and choose to have the same Secondary Closing Date and Secondary Closing Time or (z) the exercise of a Subscriber’s remaining allotment if it is below the minimum principal amount of $1,000,000 in which case such Subscriber may exercise their allotment in full.
All additional Convertible Notes to be issued pursuant to this Section 2(g) shall be issued pursuant to a CUSIP number that is separate and distinct from the CUSIP number assigned to the Convertible Notes purchased pursuant to Section 1 hereof. In addition, subject to the Tax Condition set forth in the preceding paragraph, all Convertible Notes to be issued pursuant to this Section 2(g) shall be issued pursuant to a single CUSIP number.
Notwithstanding the provisions of Section 3(c) of the Registration Rights Agreement, in relation to the Ordinary Shares issuable upon conversion of the Convertible Notes or upon exercise of such Warrants purchased in accordance with the provisions of this Section 2(g), the Issuer shall have no obligation to file more than one Registration Statement in any calendar quarter for such Ordinary Shares unless Convertible Notes in an aggregate original principal amount of at least $10 million are purchased in one or more transactions by one or more of the Purchasers, in which case the Issuer shall file a Registration Statement relating to such underlying Ordinary Shares as soon as practicable in accordance with the provisions of Section 3(c) of the Registration Rights Agreement; provided that the Company shall not have any obligation to file a Registration Statement pursuant to Section 3(c) of the Registration Rights Agreement in relation to any such underlying Ordinary Shares prior to August 26, 2022.”
Section 4.Applicable Law; Consent to Jurisdiction. This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state. The parties irrevocably consent and agree that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Agreement may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby irrevocably consents and submits to the non exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues and hereby irrevocably designates and appoints CT Corporation System located at 28 Liberty Street, New York, NY 10005, as its authorized agent for receipt of service of process in any such suit, action or proceeding. Nothing in this Agreement will affect the right of any person to serve process in any other manner permitted by law. Each party irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
Section 5.Entire Agreement. The Subscription Agreement, as amended by this Amendment No. 1, together with the Letter of Agreement, represents the entire agreement between the Note Parties and each Subscriber with respect to the subject matter contained herein and therein.
Section 6.Execution in Counterparts. This Amendment No. 1 may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.
[SIGNATURE PAGES FOLLOW]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this letter agreement by signing in the space provided below.
Very truly yours,
ROCKLEY PHOTONICS HOLDINGS LIMITED, as Issuer
By:     /s/ Dr. Andrew George Rickman
Name: Dr. Andrew George Rickman
Title: Chief Executive Officer
ROCKLEY PHOTONICS LIMITED, as Guarantor
By:     /s/ Dr. Andrew George Rickman
Name: Dr. Andrew George Rickman
Title: Chief Executive Officer
ROCKLEY PHOTONICS, INC., as Guarantor
By:     /s/ Dr. Andrew George Rickman
Name: Dr. Andrew George Rickman
Title: Chief Executive Officer
ROCKLEY PHOTONICS OY, as Guarantor
By:     /s/ Dr. Andrew George Rickman
Name: Dr. Andrew George Rickman
Title: Chief Executive Officer
ROCKLEY PHOTONICS IRELAND LIMITED, as Guarantor
[Signature Page to Amendment No. 1 to the A&R Subscription Agreement]

By:     /s/ Dr. Andrew George Rickman
Name: Dr. Andrew George Rickman
Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to the A&R Subscription Agreement]

Accepted and agreed as of the date first written above:
WHITEBOX MULTI-STRATEGY PARTNERS, LP
By:        /s/ Andrew Thau
Name: Andrew Thau
Title: Legal Analyst
WHITEBOX RELATIVE VALUE PARTNERS, LP
By:        /s/ Andrew Thau
Name: Andrew Thau
Title: Legal Analyst
WHITEBOX GT FUND, LP
By:        /s/ Andrew Thau
Name: Andrew Thau
Title: Legal Analyst
PANDORA SELECT PARTNERS, LP
By:        /s/ Andrew Thau
Name: Andrew Thau
Title: Legal Analyst

[Signature Page to Amendment No. 1 to the A&R Subscription Agreement]

HIGHBRIDGE TACTICAL CREDIT MASTER FUND, L.P.
By: Highbridge Capital Management, LLC,
as Trading Manager and not in its individual capacity

By:            /s/ Jonathan Segal
Name: Jonathan Segal
Title: Managing Director, Co-Chief Investment Officer

[Signature Page to Amendment No. 1 to the A&R Subscription Agreement]

ROC SPV XIX LLC
By: ATW Partners Opportunities Management LLC, its manager

By:            /s/ Antonio Ruiz- Gimenez
Name: Antonio Ruiz- Gimenez
Title: Managing Member

By:            /s/ Kerry Propper
Name: Kerry Propper
Title: Managing Member

[Signature Page to Amendment No. 1 to the A&R Subscription Agreement]

WAZEE STREET OPPORTUNITIES FUND V LP
By: WSOF V GP LLC, its general partner

By:            /s/ R. Michael Collins
Name: R. Michael Collins
Title: President

[Signature Page to Amendment No. 1 to the A&R Subscription Agreement]